Gross national income per capita 2009, Atlas method and PPP

Ranking	Economy	Atlas methodology (US dollars)	Ranking	Economy	Purchasing power parity (international dollars)
1	Monaco	*203,900* [a]	3	Luxembourg	59,550
2	Liechtenstein	*113,210* [a]	6	Kuwait	*53,890* [a]
3	Norway	84,640	7	Macao SAR, China	*52,700* [a]
4	Luxembourg	76,710	8	Norway	54,880
5	Channel Islands	*68,610* [a]	10	Brunei Darussalam	*51,200* [a]
6	Qatar	.. [a]	11	Singapore	49,780
7	Bermuda	.. [a]	14	Switzerland	46,990
8	Switzerland	65,430	15	United States	45,640
9	Denmark	59,060	17	Hong Kong SAR, China	*44,340* [a]
10	Kuwait	*43,930* [a]	22	Netherlands	39,780
11	Isle of Man	*49,310* [a]	23	Sweden	38,590
12	San Marino	*50,670* [a]	24	Australia	38,210
13	United Arab Emirates	.. [a]	25	Austria	37,960
14	Sweden	48,840	26	Denmark	37,800
15	Netherlands	48,460	28	Canada	37,410
16	Cayman Islands	.. [a]	30	United Kingdom	37,230
17	Austria	46,450	32	Germany	36,780
18	United States	46,360	34	Belgium	36,550
19	Finland	45,940	35	Finland	34,730
20	Macao SAR, China	*35,360* [a]	36	Bahrain	*33,690* [a]
21	Belgium	45,270	37	France	33,930
23	Ireland	44,280	38	Iceland	33,550
24	Australia	43,770	39	Ireland	33,510
25	Iceland	43,430	40	Japan	33,470
26	France	42,620	41	Spain	31,880
27	Germany	42,450	42	Italy	31,360
28	Andorra	*41,130* [a]	45	Greece	28,840
29	Canada	41,980	46	Cyprus	*28,050* [a, b]
30	United Kingdom	41,370	48	New Zealand	27,870 [a]
32	Japan	38,080	49	Korea, Rep.	27,310
33	Singapore	37,220	50	Israel	27,110
35	Italy	35,110	53	Slovenia	26,340
38	Greenland	*32,960* [a]	54	Oman	*24,530* [a]
40	Hong Kong SAR, China	*31,420* [a]	55	Trinidad and Tobago	24,970 [c]
41	Spain	32,120	56	Saudi Arabia	*24,150* [a]
42	Greece	29,040	57	Malta	*22,640* [a]
43	New Zealand	*27,260* [a]	59	Portugal	23,750
44	Cyprus	*26,940* [a, b]	60	Czech Republic	23,610
45	Bahrain	*25,420* [a]	63	Slovak Republic	21,600
46	Israel	25,790	64	Equatorial Guinea	19,330
49	Slovenia	23,520	65	Croatia	19,040
50	Bahamas, The	*21,390* [a]	66	Estonia	18,890
51	Portugal	21,910	67	Hungary	18,570
54	Korea, Rep.	19,830	68	Poland	18,440
55	Malta	*16,690* [a]	69	Russian Federation	18,350
56	Oman	*17,890* [a]	70	Antigua and Barbuda	17,670 [c]
57	Saudi Arabia	*17,700* [a]	71	Seychelles	16,790 [c]
58	Czech Republic	17,310	72	Lithuania	16,750
59	Trinidad and Tobago	16,700	73	Latvia	16,510
60	Slovak Republic	16,130	74	Libya	16,400 [c]
63	Estonia	14,060	75	Romania	14,460
65	Croatia	13,720	76	Mexico	14,100
66	Hungary	12,980	77	Argentina	14,090
67	Equatorial Guinea	12,420	78	Malaysia	13,710
68	Latvia	12,390	78	Turkey	13,710
69	Poland	12,260	80	St. Kitts and Nevis	13,640 [c]
70	Antigua and Barbuda	12,130	81	Chile	13,440
71	Libya	12,020	82	Lebanon	13,400
72	Lithuania	11,410	83	Montenegro	13,320
73	St. Kitts and Nevis	10,150	84	Mauritius	13,270
74	Venezuela, RB	10,090	85	Uruguay	12,900
75	Chile	9,470	86	Botswana	12,840
76	Russian Federation	9,340	87	Bulgaria	12,750
77	Uruguay	9,010	88	Belarus	12,740

Gross national income per capita 2009, Atlas method and PPP

Ranking	Economy	Atlas methodology (US dollars)
78	Mexico	8,960
79	Turkey	8,720
80	Seychelles	8,480
81	Romania	8,330
83	Lebanon	8,060
84	Brazil	8,040
85	Argentina	7,550
86	Gabon	7,370
87	Malaysia	7,350
88	Mauritius	7,250
89	Kazakhstan	6,920
90	Montenegro	6,650
91	Panama	6,570
92	Botswana	6,260
92	Costa Rica	6,260
94	Palau	6,220
95	Bulgaria	6,060
96	Serbia	6,000
97	South Africa	5,760
98	Cuba	*5,500*
99	Grenada	5,580
100	Belarus	5,560
101	St. Lucia	5,190
102	St. Vincent and the Grenadines	5,130
103	Colombia	4,990
104	Dominica	4,900
105	Suriname	*4,760* a
106	Azerbaijan	4,840
107	Bosnia and Herzegovina	4,700
109	Jamaica	4,590
110	Dominican Republic	4,550
111	Iran, Islamic Rep.	4,530
112	Algeria	4,420
113	Macedonia, FYR	4,400
114	Namibia	4,270
115	Peru	4,200
116	Albania	4,000
117	Jordan	3,980
118	Ecuador	3,970
118	Maldives	3,970
120	Fiji	3,840
121	Belize	*3,740* a
122	Thailand	3,760
123	Angola	3,750
124	Tunisia	3,720
125	China	3,650
126	Turkmenistan	3,420
127	El Salvador	3,370
128	Tonga	3,260
129	Kosovo	3,240
131	Armenia	3,100
132	Marshall Islands	3,060
133	Cape Verde	3,010
134	Samoa	2,840
135	Ukraine	2,800
136	Morocco	2,770 e
137	Guatemala	2,650
138	Vanuatu	2,620
139	Georgia	2,530 d
140	Timor-Leste	*2,460* a
141	Micronesia, Fed. Sts.	2,500
142	Swaziland	2,470
143	Syrian Arab Republic	2,410
144	Paraguay	2,250

Ranking	Economy	Purchasing power parity (international dollars)
89	Gabon	12,450
91	Venezuela, RB	12,220
92	Panama	12,180 c
94	Serbia	11,530
95	Iran, Islamic Rep.	11,470
96	Costa Rica	10,930 c
97	Macedonia, FYR	10,550
98	Kazakhstan	10,320
99	Brazil	10,200
100	South Africa	10,050
102	Azerbaijan	9,020
103	St. Lucia	8,860 c
104	St. Vincent and the Grenadines	8,830 c
105	Bosnia and Herzegovina	8,680
106	Colombia	8,600
107	Dominica	8,460 c
108	Albania	8,300
109	Peru	8,120
110	Algeria	8,110 c
110	Dominican Republic	8,110 c
112	Ecuador	8,100
113	Tunisia	7,810
114	Grenada	7,710 c
115	Thailand	7,640
117	Jamaica	7,230 c
118	Turkmenistan	6,980 c
119	China	6,890
119	Suriname	*6,730* a, c
121	El Salvador	6,420 c
122	Namibia	6,350
123	Ukraine	6,180
124	Belize	*5,990* a, c
125	Jordan	5,730
126	Egypt, Arab Rep.	5,680
128	Armenia	5,410
129	Bhutan	5,290
130	Maldives	5,250
131	Angola	5,190
133	Timor-Leste	*4,730* a, c
135	Swaziland	4,790
136	Sri Lanka	4,720
137	Georgia	4,700 d
138	Syrian Arab Republic	4,620
139	Guatemala	4,570 c
139	Tonga	4,570 c
141	Fiji	4,530
142	Paraguay	4,430
143	Morocco	4,400 e
144	Vanuatu	4,290 c
145	Samoa	4,270 c
146	Bolivia	4,250
147	Philippines	4,060
148	Indonesia	3,720
149	Honduras	3,710 c
150	Cape Verde	3,530
151	Iraq	3,330
151	Mongolia	3,330
153	Kiribati	3,310 c
154	India	3,250
155	Micronesia, Fed. Sts.	3,240 c
156	Guyana	*3,050* a, c
157	Congo, Rep.	3,040
158	Moldova	3,010 f
159	Uzbekistan	2,910 c

World Development Indicators database, World Bank, 15 December 2010

Gross national income per capita 2009, Atlas method and PPP

Ranking	Economy	Atlas methodology (US dollars)
145	Iraq	2,210
146	Congo, Rep.	2,080
147	Egypt, Arab Rep.	2,070
148	Indonesia	2,050
148	Philippines	2,050
150	Bhutan	2,030
151	Sri Lanka	1,990
152	Kiribati	1,830
153	Honduras	1,800
154	Bolivia	1,630
154	Mongolia	1,630
156	Moldova	1,560 [f]
157	Guyana	*1,450* [a]
159	Djibouti	1,280
160	Sudan	1,220
161	Cameroon	1,190
161	Ghana	1,190
161	Nigeria	1,190
164	India	1,180
164	Papua New Guinea	1,180
166	São Tomé and Principe	1,140
167	Uzbekistan	1,100
168	Côte d'Ivoire	1,070
169	Yemen, Rep.	1,060
170	Senegal	1,040
171	Nicaragua	1,000
171	Pakistan	1,000
173	Lesotho	980
174	Zambia	970
175	Mauritania	960
176	Vietnam	930
177	Solomon Islands	910
178	Lao PDR	880
179	Comoros	870
179	Kyrgyz Republic	870
181	Kenya	760
182	Benin	750
183	Tajikistan	700
184	Mali	680
186	Cambodia	610
188	Bangladesh	580
189	Chad	*540* [a]
190	Burkina Faso	510
190	Guinea-Bissau	510
192	Tanzania	500 [g]
193	Rwanda	460
193	Uganda	460
195	Central African Republic	450
196	Gambia, The	440
196	Mozambique	440
196	Nepal	440
196	Togo	440
200	Madagascar	*420* [a]
202	Guinea	370
203	Niger	340
203	Sierra Leone	340
205	Ethiopia	330
206	Afghanistan	*310* [a]
208	Eritrea	*270* [a]
208	Malawi	280
211	Congo, Dem. Rep.	160
211	Liberia	160
213	Burundi	150

Ranking	Economy	Purchasing power parity (international dollars)
161	Vietnam	2,790
162	Pakistan	2,680
163	Nicaragua	2,540 [c]
164	Djibouti	2,480
165	Yemen, Rep.	2,330
166	Papua New Guinea	2,260 [c]
167	Kyrgyz Republic	2,200
167	Lao PDR	2,200
169	Cameroon	2,190
170	Nigeria	2,070
171	Sudan	1,990
172	Mauritania	1,960
173	Tajikistan	1,950
174	Solomon Islands	1,860 [c]
175	São Tomé and Principe	1,850
176	Cambodia	1,820
177	Senegal	1,810
178	Lesotho	1,800
179	Côte d'Ivoire	1,640
180	Kenya	1,570
181	Bangladesh	1,550
182	Ghana	1,530
183	Benin	1,510
185	Tanzania	1,350 [g]
186	Gambia, The	1,330
187	Comoros	1,300
189	Zambia	1,280
190	Mali	1,190
190	Uganda	1,190
192	Nepal	1,180
193	Burkina Faso	1,170
194	Chad	*1,080* [a]
195	Madagascar	*1,060* [a]
196	Guinea-Bissau	1,060
196	Rwanda	1,060
199	Guinea	940
200	Ethiopia	930
201	Afghanistan	*860* [a, c]
201	Mozambique	880
203	Togo	850
204	Sierra Leone	790
205	Malawi	760
206	Central African Republic	750
208	Niger	660
209	Eritrea	*560* [a, c]
211	Burundi	390
212	Congo, Dem. Rep.	300
213	Liberia	290
	American Samoa	..
	Andorra	..
	Aruba	..
	Bahamas, The	..
	Barbados	..
	Bermuda	..
	Cayman Islands	..
	Channel Islands	..
	Cuba	..
	Faeroe Islands	..
	French Polynesia	..
	Gibraltar	..
	Greenland	..
	Guam	..
	Haiti	..

Gross national income per capita 2009, Atlas method and PPP

Ranking	*Economy*	**Atlas methodology** *(US dollars)*
	American Samoa	h
	Aruba	i
	Barbados	i
	Brunei Darussalam	i
	Faeroe Islands	i
	French Polynesia	i
	Gibraltar	i
	Guam	i
	Haiti	j
	Korea, Dem. Rep.	j
	Mayotte	h
	Myanmar	j
	Netherlands Antilles	i
	New Caledonia	i
	Northern Mariana Islands	i
	Puerto Rico	i
	Somalia	j
	Turks and Caicos Islands	i
	Tuvalu	k
	Virgin Islands (U.S.)	i
	West Bank and Gaza	k
	Zimbabwe	j
	World	**8,728**
	Low income	512
	Middle income	3,391
	Lower middle income	2,316
	Upper middle income	7,495
	Low & middle income	2,963
	East Asia & Pacific	3,172
	Europe & Central Asia	6,793
	Latin America & Caribbean	6,993
	Middle East & North Africa	3,597
	South Asia	1,082
	Sub-Saharan Africa	1,126
	High income	37,970
	Euro area	38,805

Ranking	*Economy*	**Purchasing power parity** *(international dollars)*
	Isle of Man	..
	Korea, Dem. Rep.	..
	Kosovo	..
	Liechtenstein	..
	Marshall Islands	..
	Mayotte	..
	Monaco	..
	Myanmar	..
	Netherlands Antilles	..
	New Caledonia	..
	Northern Mariana Islands	..
	Palau	..
	Puerto Rico	..
	Qatar	..
	San Marino	..
	Somalia	..
	Turks and Caicos Islands	..
	Tuvalu	..
	United Arab Emirates	..
	Virgin Islands (U.S.)	..
	West Bank and Gaza	..
	Zimbabwe	..
	World	**10,604**
	Low income	1,174
	Middle income	6,379
	Lower middle income	4,789
	Upper middle income	12,466
	Low & middle income	5,601
	East Asia & Pacific	6,051
	Europe & Central Asia	12,633
	Latin America & Caribbean	10,315
	Middle East & North Africa	7,911
	South Asia	2,954
	Sub-Saharan Africa	2,013
	High income	36,227
	Euro area	33,816

.. Not available. PPP is purchasing power parity; an international dollar has the same purchasing power over GNI as a U.S. dollar has in the United States.
Note: Rankings include all 213 World Bank Atlas economies, but only those with confirmed GNI per capita estimates or those that rank among the top twenty for the Atlas method are shown in rank order. Figures in italics are for 2008 or 2007. a. 2009 data not available; ranking is approximate. b. Data are for the area controlled by the Government of the Republic of Cyprus. c. Based on figures extrapolated from the 2005 International Comparison Program benchmark estimates. d. Excludes Abkhazia and South Ossetia. e. Includes Former Spanish Sahara. f. Excludes Transnistria. g. Covers mainland Tanzania only. h. Estimated to be upper middle income ($3,946 to $12,195). i. Estimated to be high income($12,196 or more). j. Estimated to be low income ($995 or less). k. Estimated to be lower middle income ($996 to $3,945).